                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             PLAINS RESOURCES INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- - -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                             PLAINS RESOURCES INC.
                               1600 SMITH STREET
                             HOUSTON, TEXAS  77002



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 1995


TO THE STOCKHOLDERS OF PLAINS RESOURCES INC.:

   The 1995 Annual Meeting of Stockholders (the "Meeting") of Plains Resources Inc. (the "Company") will be held in the Highland Room of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas at 10:00 a.m. local time, on Wednesday, May 24, 1995. At the Meeting, the following matters will be submitted to the holders of each class of stock as set forth below:

   1. Holders of common stock, $.10 par value, of the Company ("Common Stock") will be asked to:

          (i) Elect eight members of the Company's Board of Directors; and

          (ii) Transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

   2. Holders of Series C Cumulative Convertible Preferred Stock, $1.00 par value, of the Company ("Series C Preferred Stock") will be asked to elect one member of the Company's Board of Directors.

   Only holders of Common Stock and Series C Preferred Stock of record as of the close of business on March 29, 1995, are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

                                    By Order of the Board of Directors,


                                    Michael R. Patterson
                                    Vice President, General Counsel & Secretary


April 10, 1995


YOU ARE RESPECTFULLY REQUESTED TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             PLAINS RESOURCES INC.
                               1600 SMITH STREET
                             HOUSTON, TEXAS  77002

                                PROXY STATEMENT
                      1995 ANNUAL MEETING OF STOCKHOLDERS

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Plains Resources Inc. (the "Company") of the enclosed proxy to be used at the 1995 Annual Meeting of Stockholders of the Company (the "Meeting") to be held in the Highland Room of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas at 10:00 a.m. local time, on Wednesday, May 24, 1995, and at any adjournment or postponement of such Meeting. You are respectfully requested to sign, date, and return the enclosed Proxy Card in the enclosed return envelope as soon as possible.

   This Proxy Statement and the enclosed proxy were first sent or given to Company stockholders on or about April 10, 1995. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1994, including consolidated financial statements, which accompanies this Proxy Statement, is not a part of the proxy soliciting material.

   The close of business on March 29, 1995 (the "Record Date"), was fixed as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. As of said Record Date the outstanding stock of the Company entitled to vote at the Meeting consisted of 11,593,457 shares of common stock, par value $.10 per share ("Common Stock") and 209,370 shares of Series C Cumulative Convertible Preferred Stock, par value $1.00 per share ("Series C Preferred Stock").

   Holders of Common Stock on the Record Date are entitled to cast one vote per share, either in person or by proxy, on all questions properly before the stockholders at the Meeting, except that holders of Common Stock are not entitled to vote in the election of one director who is to be elected by the holders of Series C Preferred Stock. All properly executed proxies returned by holders of Common Stock that are not revoked will be voted (or withheld from voting) according to the directions, if any, specified thereon. However, if proxies of holders of Common Stock are returned properly signed but without voting instructions, such proxies will be voted for the election of the nominees listed under "Election of Directors - Nominees for Election by Holders of Common Stock". Except as set forth herein, the Board is not aware of any other matters that are to be brought before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

   Holders of Series C Preferred Stock on the Record Date are entitled to cast one vote per share, either in person or by proxy, for the election of one director to represent such class. No other proposal requires the vote of the holders of Series C Preferred Stock. All properly executed proxies returned by holders of Series C Preferred Stock that are not revoked will be voted (or withheld from voting) according to the directions, if any, specified thereon. However, if proxies of holders of Series C Preferred Stock are returned properly signed but without voting instructions, such proxies will be voted for the election of the nominee listed under "Election of Directors - Nominee for Election by Holders of Series C Preferred Stock".

   A proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is voted by delivering to the Company a duly executed instrument of revocation or a proxy bearing a later date or by voting the shares relating thereto in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. Other than the election of directors, which requires a plurality of the votes cast, each matter submitted to the stockholders requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Meeting; and in accordance with Delaware law, abstentions will, and broker non-votes will not, be counted as being present for this purpose.

   This solicitation is being made by mail. After the initial solicitation, further solicitations of proxies may be made by telephone or oral communications by officers or employees of the Company who will receive no extra compensation therefor. The Company will bear the entire cost of this solicitation, which will include reimbursement to brokerage houses, banks, and other fiduciaries for their reasonable expenses in forwarding soliciting materials to their principals.

                             ELECTION OF DIRECTORS

   In accordance with the Company's By-laws, the Board has fixed the number of directors constituting the Board at nine. Eight directors are to be elected by the holders of Common Stock. One additional director is to be elected by the holders of Series C Preferred Stock, voting as a separate class. All nine directors are to be elected at the Meeting, and will serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.


   The nominees for election as directors are identified below. Although all nominees currently intend to serve on the Board, if any nominee is unable or unwilling to serve, the Board may (a) nominate another person in substitution for such nominee, and the proxies will be voted for the election of such substitute nominee for director or (b) reduce the size of the Board accordingly.


                NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK



GREG L. ARMSTRONG, age 36            Officer Since 1981 and Director Since 1992

Mr. Armstrong has been President and Chief Executive Officer of the Company since December 1992. He was President and Chief Operating Officer from October to December 1992, and Executive Vice President and Chief Financial Officer from June to October 1992. He was Senior Vice President and Chief Financial Officer from 1991 to June 1992, Vice President and Chief Financial Officer from 1984 to 1991, Corporate Secretary from 1981 to 1988 and Treasurer from 1984 to 1987.



ROBERT A. BEZUCH, age 51                                     Director Since 1990

Mr. Bezuch has been President of Sarisky Associates, Inc. (a venture capital firm specializing in oil and gas investments) since 1993. He was President of The Revenue Companies (a venture capital and consulting firm specializing in oil and gas investments) from 1985 to 1993.



TOM H. DELIMITROS, age 54                                    Director Since 1988

Mr. Delimitros has been General Partner of AMT Venture Partners, Ltd. (a venture capital firm) since 1989. He was a General Partner of Sunwestern Investment Funds I and II and Senior Vice President of Sunwestern Management, Inc. (an investment management firm) from 1983 to 1988. He is also a director of Tetra Technologies, Inc. (a specialty chemical and chemical process company).



WILLIAM M. HITCHCOCK, age 55                                 Director Since 1977

Mr. Hitchcock has been President of Plains Resources International Inc. (a wholly owned subsidiary of the Company) since January 1992. He was Chairman of the Board of the Company from August 1981 to October 1992, except for the period from April 1987 to October 1987 when he served as Vice Chairman. He was a consultant to the Company from 1982 to 1992. He is a director of International Colin Energy Inc. (a Canadian oil and gas company).

DAN M. KRAUSSE, age 69                                       Director Since 1987


Mr. Krausse has been Chairman of the Board of the Company since December 1992. He has also been President of The Krausse Company (a private investment firm) since 1981, and was Chairman of the Board and Chief Executive Officer of Sunwestern Investment Group (a venture capital firm) from 1983 to 1987. He also is a director of Springs Industries, Inc. (a textile manufacturing company), and Chairman of the Board of Axis Gas Corporation (a private gas gathering and processing firm).



D. IRVING OBROW, age 78                                      Director Since 1977


Mr. Obrow was a consultant for Johnston Industries, Inc. (a diversified industrial firm) from October 1991 to February 1994, after serving as Chairman of the Executive Committee of the Board of Directors of that company from 1990 to October 1991, and as President and Chief Executive Officer from 1987 to 1990. From 1985 to 1987, he was Chairman of the Board, President and Chief Executive Officer of The Johnston Group, Inc., an affiliated company of Johnston Industries.



GERALD F. ROME, age 69                                       Director Since 1991


Mr. Rome has been a consultant for Oil and Gas Rental Services Inc. since 1990. He was Vice President of Texaco Inc. from 1979 to 1990, Executive Vice President of Texaco U.S.A. from 1987 to 1990 and Senior Vice President of Texaco U.S.A. from 1985 to 1987. Mr. Rome has served as a director of the Company since 1991, except for the period from December 1992 to May 1993.



J. TAFT SYMONDS, age 55                                      Director Since 1987

Mr. Symonds has been Chairman of the Board of Symonds Trust Co. Ltd. (an investment firm), and Chairman of the Board of Maurice Pincoffs Company, Inc. (an international marketing firm) since 1978. He is also Chairman of the Board and Director of Tetra Technologies, Inc. (a specialty chemical and chemical process company).



          NOMINEE FOR ELECTION BY HOLDERS OF SERIES C PREFERRED STOCK

     Under the terms of the Certificate of Designation, Preferences and Rights of Series C Preferred Stock, so long as at least 10,000 shares of Series C Preferred Stock remain outstanding, the holders of Series C Preferred Stock have the right to elect one director. As 209,370 shares of Series C Preferred Stock are currently outstanding, the holders of Series C Preferred Stock are presently entitled to elect one director. Pursuant to the terms of that certain Stock Purchase Agreement dated as of July 14, 1994, under which the Series C Preferred Stock was issued by the Company, Mr. Robert V. Sinnott was designated by the holders of a majority of the Series C Preferred Stock to hold the directorship reserved for the holders of Series C Preferred Stock. In accordance with such designation, Mr. Sinnott was appointed a director on August 4, 1994.



ROBERT V. SINNOTT, age 45                                    Director since 1994


Mr. Sinnott has been Senior Vice President of Kayne Anderson Investment Management, Inc. (an investment firm) since 1992. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992. He is also a director of Glacier Water Services, Inc. (a vended water company), KA Industries (a privately held bakery), and National Energy Group, Inc. (an oil and gas company).

BOARD ORGANIZATION AND MEETINGS

   During 1994, the Board held seven Board meetings and the committees of the Board held a total of five meetings. No director attended fewer than 75% of the total number of meetings of the Board and the committees of which he was a member. The committees of the Board consist of the Audit, Compensation, Finance, and Nominating Committees. The Audit Committee, consisting of Messrs. Obrow, Bezuch, and Symonds, held two meetings in 1994. The Audit Committee's function is to consult with the Company's independent auditors jointly with, and independently of, the management of the Company with respect to the scope and results of their audit of the Company's financial statements and to review the Company's financial reporting and accounting principles, policies and practices and its internal audit objectives, accounting and control policies and procedures. The Compensation Committee, consisting of Messrs. Bezuch, Delimitros, and Rome, held two meetings in 1994. The function of the Compensation Committee is to recommend salaries, bonuses, deferred compensation, retirement plans and any other remuneration for the officers of the Company to the Board for its approval, and to administer the Company's stock option plans. The Finance Committee, consisting of Messrs. Armstrong, Sinnott, and Symonds held one meeting during 1994. The Finance Committee's function is to advise and assist the Company's management on financial matters and recommend to the Board all major financing undertaken, both debt and equity. The Nominating Committee, consisting of Messrs. Armstrong, Hitchcock, Krausse, and Symonds, did not meet in 1994. The Nominating Committee's function is to recommend candidates to fill vacancies on the Board, to review the structure and composition of the Board and to consider the requisite qualifications for Board service. The Nominating Committee will also consider nominees recommended by stockholders. Stockholders desiring to make such recommendations for the 1996 Annual Meeting of Stockholders should submit, by December 13, 1995, the candidate's name, together with biographical information to: Chairman, Nominating Committee of the Board of Directors of Plains Resources Inc., 1600 Smith Street, Suite 1500, Houston, Texas 77002.

COMPENSATION OF DIRECTORS

   Each director who is not otherwise compensated by the Company ("Nonemployee Director") receives (i) an attendance fee of $2,000 for each Board meeting attended (excluding telephonic meetings) plus reimbursement for related expenses, (ii) an attendance fee of $500 for each committee meeting or telephonic Board meeting attended, and (iii) in accordance with the terms and provisions of the 1992 Stock Incentive Plan, an annual grant of 2,000 shares of Common Stock to be awarded on the next business day following his election or reelection to the Board, provided that such plan is in effect on that day. Messrs. Armstrong and Hitchcock, as employees, are otherwise compensated for their services to the Company and therefore receive no separate compensation for their services on the Board. In lieu of the compensation set forth above for Nonemployee Directors, Mr. Krausse, as Chairman of the Board, receives an annual retainer of $60,000, payable in equal monthly installments.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table provides information on ownership of the Company's Common Stock by the directors, nominees, the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") and all directors, nominees and executive officers of the Company as a group. The following table also sets forth, as of the Record Date, all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.

                                                 Shares of Stock
                                               Beneficially Owned
Name                                        As of the Record Date (1)    Percent of Class
- - -------------------------------------     ----------------------------   -----------------
Greg L. Armstrong                                  180,322 (1)(2)               1.5%
Robert A. Bezuch                                    10,467 (3)                   (4)
Tom H. Delimitros                                    8,492                       (4)
William M. Hitchcock                               425,004 (1)(2)               3.6%
Dan M. Krausse                                      49,420 (1)                   (4)
D. Irving Obrow                                     44,590                       (4)
Gerald F. Rome                                       8,000                       (4)
Robert V. Sinnott                                    4,616 (2)(5)                (4)
J. Taft Symonds                                     27,628 (2)                  (4)
William C. Egg, Jr.                                154,750 (1)                  1.3%
Michael R. Patterson                               104,437 (1)                   (4)
Harry N. Pefanis                                    72,270 (1)                   (4)
Herbert D. Schroeder                               103,526 (1)                   (4)

Directors, and all executive                     1,521,963                     12.1%
officers as a group (15 Persons)


Richard A. Kayne &                               2,280,952 (6)                 17.1%
Kayne Anderson Investment Management, INC.
 Inc.
1800 Avenue of the Stars, Suite 1425
Los Angeles, CA 90067

Legacy Resources Co., L.P.                         750,000 (7)                  6.1%
2780 Waterfront Parkway East Drive
Indianapolis, Indiana  46214

Merrill Lynch & Co., Inc.                          919,325 (8)                  7.6%
P. O. Box 9011
Princeton, NJ 08543-9011


Metropolitan Life Insurance Company             1,694,350 (9)                  14.2%
One Madison Avenue
New York, NY  10010-3690


Spears, Benzak, Salomon & Farrell, Inc.           784,175 (10)                  6.8%
45 Rockefeller Plaza
New York, NY 10111

 (1) Beneficial ownership includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days after the Record Date, by exercise of outstanding stock options or warrants or conversion of preferred stock. Shares subject to exercisable stock options include 138,000 shares for Mr.

     Armstrong; 123,000 shares for Mr. Egg; 60,000 shares for Mr. Hitchcock; 40,000 shares for Mr. Krausse; 99,000 shares for Mr. Patterson, 72,000 shares for Mr. Pefanis and 97,000 shares for Mr. Schroeder.

 (2) Includes shares of Common Stock that the following persons would be entitled to receive upon conversion of Series C Preferred Stock: Messrs. Armstrong, 5,234 shares; Hitchcock, 35,051 shares; Symonds, 17,448 shares; and Mr. Sinnott, 1,727 shares.

 (3) Includes 267 shares issuable upon conversion of 300 shares of the Company's $1.30 Cumulative Convertible Preferred Stock (less than 1% of the outstanding $1.30 Preferred Stock).

 (4) This individual beneficially owns less than 1% of the outstanding Common Stock.

 (5) Mr. Sinnott is Senior Vice President of Kayne Anderson Investment Management, Inc. See the following Note (6) for holdings of Kayne Anderson. Beneficial ownership of Mr. Sinnott does not include the holdings of Kayne Anderson as Mr. Sinnott disclaims beneficial ownership of the shares beneficially owned by Kayne Anderson.

 (6) Information regarding beneficial ownership was derived from Schedule 13D Amendment No. 1 dated August 3, 1994, filed jointly by Kayne Anderson Investment Management, Inc. ("Kayne Anderson"), and Mr. Richard A. Kayne, Director, President and Chief Executive Officer of Kayne Anderson. Taking into account stock dividends on Series C Preferred Stock issued in January 1995, Mr. Kayne has shared dispositive power and shared voting power with Kayne Anderson of 2,275,952 shares. Beneficial ownership for Kayne Anderson includes 1,727,302 shares of Common Stock issuable upon conversion of 103,638 shares of Series C Preferred Stock. Mr. Kayne also has sole dispositive and voting power over 5,000 shares owned by him.

 (7) Information regarding beneficial ownership was derived from Schedule 13D Amendment No. 2 dated September 20, 1994, filed by Legacy Resources Co., L.P. ("Legacy"). In connection with the purchase of certain oil and gas properties by a wholly-owned subsidiary of the Company from Legacy, the Company issued to Legacy a warrant to purchase 750,000 shares of Common Stock with an exercise price of $6.00 per share and a term of 5 years from date of issuance.

 (8) Information regarding beneficial ownership was derived from Schedule 13G dated January 19, 1995, filed by Merrill Lynch & Co., Inc. ("Merrill Lynch") on behalf of certain of its subsidiaries. Taking into account stock dividends on Series C Preferred Stock issued in January 1995, Merrill Lynch has shared voting and dispositive power for 919,325 shares. Beneficial ownership includes 523,425 shares of Common Stock issuable upon conversion of 31,406 shares of Series C Preferred Stock.

 (9) Information regarding beneficial ownership was derived from Schedule 13G Amendment No. 3 dated February 9, 1995, filed by Metropolitan Life Insurance Company ("Metropolitan"). Taking into account stock dividends on Series C Preferred Stock issued in January 1995, Metropolitan has sole voting power for 1,360,550 shares and sole dispositive power for 1,694,350 shares. Beneficial ownership includes 348,950 shares of Common Stock issuable upon conversion of 20,937 shares of Series C Preferred Stock. In addition, State Street Research & Management Company, One Financial Center, 38th Floor, Boston, Massachusetts 02111-2690 ("State Street Research"), a wholly-owned subsidiary of Metropolitan, filed a Schedule 13G dated February 13, 1995, for the same shares (other than 14,000 shares in which State Street Research has no interest) reported on Metropolitan's Schedule 13G. State Street Research advised the Company that all securities reported in its Schedule 13G are owned by certain of its clients and State Street Research expressly disclaims beneficial ownership of the shares reported therein.

(10) Information regarding beneficial ownership was derived from Schedule 13G Amendment No. 1 dated February 6, 1995, filed by Spear, Benzak, Salomon & Farrell, Inc. ("Spears, Benzak"). Spears, Benzak reported that, unless otherwise required by law or contract, it has no power to vote or direct the vote of the shares, and that it shares dispositive power for such shares with its customers, who retain the ultimate dispositive power.

   The following table sets forth as of the Record Date, all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Series C Preferred Stock, the number of shares of Series C Preferred Stock and the corresponding percentage of Series C Preferred Stock owned as of such date.

                                                       Shares of Series C
Name and Address                                  Preferred Stock Beneficially
of Beneficial Owners                               Owned as of March 15, 1995   Percent of Class
- - ------------------------------------------------  ----------------------------  -----------------

Arbco Associates L.P.                                         20,937.00              10.0%
1800 Avenue of the Stars, #1425
Los Angeles, CA 90067

Eos Partners, L.P.                                            20,937.00              10.0%
520 Madison Avenue, 42nd Floor
New York, NY 10022

Foremost Insurance Company                                    20,937.00              10.0%
5230 33rd St. S.E.
Grand Rapids, MI 49512

Kayne Anderson Nontraditional Investments L.P.                15,702.75               7.5%
1800 Avenue of the Stars, #1425
Los Angeles, CA 90067

Loral Systems Group                                           10,468.50               5.0%
Pension Plan for Hourly Employees
600 Third Avenue
New York, NY 10016

Merrill Lynch Global Allocation Fund, Inc.                    13,609.05               6.5%
800 Scuddermill Road
Plainsboro, NJ 08536

Merrill Lynch Special Value Fund, Inc.                        17,796.45               8.5%
800 Scuddermill Road
Plainsboro, NJ 08536

Metropolitan Separate Account EN                              20,937.00              10.0%
One Financial Center
Boston, MA 02111-2690

Offense Group Associates L.P.                                 13,085.63              6.25%
1800 Avenue of the Stars, #1425
Los Angeles, CA 90067

Primerica Life Insurance Company                              20,937.00              10.0%
65 East 55th Street, 35th Floor
New York, NY 10022

Topa Insurance Company                                        10,468.50               5.0%
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The Compensation Committee, which is composed of three independent, nonemployee Directors, makes determinations and recommendations to the Board concerning the compensation of the Company's executive officers, except for grants under the Company's stock option plans, which plans are independently administered by the Committee. In order to make such determinations and recommendations, at the end of each year the Committee evaluates (i) the Company's performance relative to its annual objectives, (ii) the Company's performance relative to changes in the industry (i.e., performance relative to the opportunities available), and (iii) each executive officer's contribution to the Company's achievements during the year.

   The basic objectives of the executive compensation program are to:

     .Enable the Company to attract, retain, motivate and reward high caliber executive officers who are among the most skilled, talented and persistent individuals available in a very competitive marketplace;

     .Inspire executive officers to work together as a team to innovatively and aggressively pursue Company goals;

     .Foster a general corporate atmosphere that promotes an entrepreneurial style of leadership in order to enable the Company to act quickly and flexibly to implement its plans and pursue opportunities as they arise;

     .Emphasize "pay for performance" by having a significant portion of the executive officers' total compensation "at risk" in the form of incentive compensation; and

     .Align the long term interests of the executive officers with those of the Company's stockholders through the use of stock options as a portion of compensation and thereby encourage the achievement of performance objectives that enhance stockholder value on a continuing basis.

The Committee monitors general industry conditions, changes in regulations and tax laws and other developments which may, from time to time, require modifications of the executive compensation program in order to ensure the program is properly structured to achieve its objectives. The Company's executive compensation program currently is comprised of three major components; base salary, annual incentive compensation and longer term incentives through stock options.

BASE SALARIES

   Base salaries for each of the Company's executive officers are determined on an individual basis, taking into consideration the performance of the individual and his or her contributions to the Company's performance, the length of service of the individual with the Company, compensation by industry competitors for comparable positions, internal equities among positions and general economic conditions. Although no specific weight is assigned to these factors, the Committee generally targets the third quartile of salary levels paid within the industry as a primary consideration in setting base salaries. In order to determine salary levels paid within the industry, the Committee reviews various industry surveys, proxy information of its competitors and also, from time to time, consults with independent compensation consulting firms. The Committee reviews the compensation practices of the companies which are most comparable to the Company in terms of asset value and which are included in the Media General Index - Oil and Natural Gas Exploration used in the Performance Graph on Page
12. The Committee believes that maintaining a competitive base salary structure is vital to attract and retain talented executives and that optimal performance is encouraged through the use of incentive programs, such as annual incentive compensation and stock option plans, furthering the goal of having "at risk" compensation as an important component of the executive compensation program.

ANNUAL INCENTIVE COMPENSATION

   In addition to their base salaries, the Company's executive officers may earn an annual incentive payment, depending on Company performance relative to certain objectives set forth in an annual business plan. Such annual objectives are a combination of operating, financial and strategic goals (such as oil and gas production levels, oil and gas reserve additions, achievement of income and/or cash flow targets and successful completion of major projects) that are considered to be critical to the Company's success. These objectives are not specifically weighted in the determination of whether to award annual incentive payments to executive officers since the relative importance of such objectives may change from year to year and the relative responsibilities of each executive officer in the achievement of each of the objectives may differ. After a year-end review of the Company's performance relative to the annual business plan, the Committee determines the amount of the annual incentive payment, if any, which will be awarded to an executive officer based on its subjective evaluation of factors which include the extent to which the objectives of the annual business plan were achieved, his or her contribution to the achievement of those objectives and general economic and industry conditions.

STOCK OPTIONS

   The Company for many years has used stock options as its long-term incentive program for executive officers. Stock options are used in order to relate the benefits received by the executive officers to the amount of appreciation realized by the stockholders over comparable periods. The decision to award a stock option to an executive officer, as well as the size of the award, is not specifically formula-driven nor based on any specific corporate performance factors. The size of any grants are based on subjective factors such as individual performance, level of responsibility and an officer's potential to contribute to the long-term success of the Company. Stock options are granted at exercise prices not less than the market value of the stock on the date of the grant and are not transferable. Therefore, such options have no realizable value unless the Company's stock appreciates in value. Stock options provide the executive officers the opportunity to acquire and build a meaningful ownership interest in the Company and, therefore, closely align the executive officers' interests with those of our stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   The compensation of Mr. Armstrong, the Company's President and Chief Executive Officer, for 1994 was determined in accordance with the executive compensation practices for all executive officers as discussed above. In its annual review of the Company's performance in 1994 relative to the business plan, the Committee determined that substantially all of the material objectives of what the Board considered an aggressive business plan were met. Significant achievements included a 49% increase in proved oil and gas reserve volumes, an 11% increase in base level oil and gas production, a 619% reserve replacement ratio, and a 15% increase in earnings before interest, taxes, depreciation and amortization, as compared to correlative results for 1993. In recognition of Mr. Armstrong's exemplary leadership in the Company's significant progress in 1994, Mr. Armstrong was awarded an annual incentive payment of $117,000 (52% of his annual base salary). In addition, in February 1995, Mr. Armstrong was granted an option to purchase 50,000 shares of Common Stock under the Company's 1992 Stock Incentive Plan at an exercise price of $6.25 (the market price on the date of the grant). This option becomes exercisable in equal installments on the first two anniversary dates of the grant.

                             Compensation Committee

                          Tom H. Delimitros, Chairman
                                Robert A. Bezuch
                                 Gerald F. Rome

                            EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

   The following table shows certain compensation information for the Company's Chief Executive Officer and the other Named Executive Officers for services rendered in all capacities during the fiscal years ended December 31, 1994, 1993 and 1992.



                                                                        Long Term
                                                                       Compensation
                                                                      --------------
                                             Annual Compensation           Awards
                                             -------------------      --------------
                                                                         Securities
                                                                         Underlying            All Other Compensation (1)
  Name and Principal Position    Year       Salary ($)       Bonus ($)   Options (#)                       ($)
- - ----------------------------------------------------------------------------------------------------------------------------------

Greg L. Armstrong                1994       225,000           117,000           0                        7,403
  President and Chief            1993       225,000            78,750      53,000                        7,504
  Executive Officer              1992       198,125                 0           0                        7,603

William C. Egg, Jr.              1994       185,000            55,000           0                        7,381
  Senior Vice President-         1993       185,000            37,000      23,000                        7,476
  Exploration and Production     1992       185,000                 0           0                        7,593

Michael R. Patterson             1994       150,000            35,000           0                        7,062
  Vice President,                1993       150,000            30,000      19,000                        6,912
  General Counsel & Secretary    1992       150,000                 0           0                        7,030

Harry N. Pefanis                 1994       150,000            45,000           0                        6,502
  Vice President-Products        1993       140,000            30,000      17,000                        5,877
  Marketing                      1992       125,000                 0           0                        5,955

Herbert D. Schroeder             1994       150,000            30,000           0                        6,750
  Vice President-Operations      1993       150,000            30,000      17,000                        6,360
                                 1992       139,375                 0           0                        6,448
- - ---------------------------------------------------------------------------------------------------------------------------------

(1) Includes contributions of $4,500 to each Named Executive Officer's account to match 50% of the officer's contributions under the Company's Employee 401(K) Plan. Also includes amounts received by the officer under the Company's 1984 Employee Overriding Royalty Plan which for 1994 were as follows: Mr. Armstrong, $2,903; Mr. Egg, $2,881; Mr. Patterson, $2,562; Mr. Pefanis, $2,002; and Mr. Schroeder, $2,250. In December 1993, the 1984 Employee Overriding Royalty Plan was terminated with respect to the Company's future drilling activities.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth information for each of the Named Executive Officers concerning the exercise of options during 1994 and the number of shares of Common Stock underlying unexercised options held on December 31, 1994. As of December 31, 1994, none of the options held by the Named Executive Officers were in-the-money (SEC Regulations define options as "in-the-money" if the fair market value of the underlying security on such date exceeds the exercise price of the option). No options were granted to the Named Executive Officers in 1994.

                                                                  Number of Securities Underlying         Value of Unexercised
                                                                       Unexercised Options                In-the-Money Options
                              Shares Acquired    Value Realized        At Year End (#) (2)                    At Year End
      Name                    on Exercise (#)       ($) (1)       ----------------------------------------------------------------
                                                                    Exercisable    Unexercisable      Exercisable    Unexercisable
- - ----------------------------------------------------------------------------------------------------------------------------------
Greg L. Armstrong                 3,000              6,750            132,250         20,750                0              0
- - ----------------------------------------------------------------------------------------------------------------------------------
William C. Egg, Jr.               4,000              9,000            117,250          5,750                0              0
- - ----------------------------------------------------------------------------------------------------------------------------------
Michael R. Patterson              2,000              4,250             94,250          4,750                0              0
- - ----------------------------------------------------------------------------------------------------------------------------------
Harry N. Pefanis                      0                  0             67,750          4,250                0              0
- - ----------------------------------------------------------------------------------------------------------------------------------
Herbert D. Schroeder              2,000              4,250             92,750          4,250                0              0
- - ----------------------------------------------------------------------------------------------------------------------------------


(1) Market value of Common stock at the time of exercise, minus the exercise price, multiplied by the number of shares underlying the options exercised.

(2) To the extent not already exercisable, these options generally become exercisable upon a change of control of the Company resulting from (i) a change in the composition of the Board of Directors pursuant to which persons who were directors in April, 1992, (or were approved by a majority of those directors still remaining) cease to constitute at least two-thirds of the Board, (ii) dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company does not survive, or (iv) the transfer of 20% or more of the voting power of the Company's stock (except as a result of a merger or consolidation in which the Company is the surviving corporation). In addition, in the event of such a change in control, the holders of the option may elect to surrender for a cash payment equal to the difference between the exercise price and the market price of the Company's common stock on the date of such event. These options are not transferable except by will or the laws of dissent and distribution.

EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   The Company has an employment agreement with Mr. Armstrong for an initial term of five years, expiring March 1, 1998, which provides for an initial base salary of $225,000 per year, subject to annual review. If Mr. Armstrong's employment is terminated (i) without cause, he will be entitled to receive an amount equal to two times his base salary or (ii) as a result of a change in control of the Company, he will be entitled to receive an amount equal to three times his base salary, and in either event, will be entitled to receive medical benefits for two years following the date of such termination. Under such agreement, change in control of the Company is defined as a change occurring
(i) through he acquisition of 25% or more of the voting power of the Company, or (ii) at such time as the Directors in office on the date of the agreement cease to constitute a majority of the Board.

   As described in footnote (2) to the table entitled "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values", in the event of certain corporate transactions, changes in control and changes in the composition of the Board of Directors under certain circumstances, the exercisability of certain options granted to the Named Executive Officers is accelerated and the option holder is afforded the right to surrender the option for a lump sum cash payment.

OFFICERS' RETIREMENT PLAN

   In 1990, the Board authorized the implementation of a retirement plan for certain officers at the level of Vice President and above. The basic terms of such authorization provide that an officer with at least fifteen years of service to the Company will be entitled to receive retirement income for a fifteen-year period, commencing at age 60, in an amount equal to 50% of his average salary for a five-year period preceding his retirement. To date the retirement plan has not been implemented.

                         STOCKHOLDER RETURN COMPARISON

The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the AMEX Market Value Index and the Media General Industry Group Index No. 353, "Oil, Natural Gas Exploration" for five years ended December 31, 1994. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at December 31, 1989, and that any dividends were reinvested. Numerical values used for the year-end plot points in the graph are set forth in the table under the graph.



                             [CHART APPEARS HERE]



                               1989    1990    1991    1992    1993    1994
                              ------  ------  ------  ------  ------  ------
Plains Resources Inc.         100.00  103.16  235.79  155.79  109.47   90.53
AMEX Market Value Index       100.00   84.80  104.45  105.88  125.79  111.12
Media General Index - Oil,    100.00   85.38   81.56   71.50   85.49   86.41
Natural Gas Exploration

                                   AUDITORS

   The Board has selected Price Waterhouse as the Company's independent accountants for 1995. Price Waterhouse is an international accounting firm and has audited the Company's financial statements since 1977.

   A representative of Price Waterhouse will be present at the Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the Company's 1996 Annual Meeting must be received by the Company's Secretary on or before December 13, 1995, to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.

                                    By Order of The Board of Directors,



                                    Michael R. Patterson
                                    Vice President, General Counsel & Secretary

                                    April 10, 1995

PROXY                        PLAINS RESOURCES INC.                        PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip D. Kramer and Michael R. Patterson, and each of them, as Proxies with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Plains Resources Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held in the Highland Room of the Four Seasons Hotel, Houston, Texas, on May 24, 1995, at 10:00 a.m. local time, and any adjournment or postponement thereof.

1.  ELECTION OF DIRECTORS     [ ]  FOR ALL NOMINEES LISTED BELOW (EXCEPT AS
                                   MARKED TO THE CONTRARY BELOW)

                              [ ]  WITHHOLD FOR ALL NOMINEES LISTED BELOW

    INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                  STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE FOLLOWING
                  LIST:

 GREG L. ARMSTRONG, ROBERT A. BEZUCH, TOM H. DELIMITROS, WILLIAM M. HITCHCOCK,
      DAN M. KRAUSSE, D. IRVING OBROW, GERALD F. ROME AND J. TAFT SYMONDS

2.  TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                 (Continued and to be signed on the other side)




                        (Continued from the other side)

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                    Please sign exactly as your name appears on the left. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such; if signing for corporation, sign in full corporate name by authorized officer; and if signing for a partnership, sign in the partnership name by authorized person. When shares are in the names of more than one person, each should sign.

                                    Date:                                , 1995.
                                         --------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                    Signature(s) of Stockholder(s)

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                                    BOARD OF DIRECTORS OF THE COMPANY.